SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ELECTRONICS FOR IMAGING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONICS FOR IMAGING, INC.

303 Velocity Way
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2003

To the stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electronics for Imaging, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 28, 2003 at 9:00 a.m., Pacific Daylight Time, at the Company’s Corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

1. To elect seven (7) directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.

3. To approve an amendment to the Company’s 1999 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 950,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/s/ JOSEPH CUTTS
Joseph Cutts
Secretary

Foster City, California

April 17, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL THREE
AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN
SECURITY OWNERSHIP
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EMPLOYMENT AGREEMENTS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED TRANSACTIONS
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND NASDAQ COMPUTERS AND MANUFACTURERS INDEX
AUDIT COMMITTEE REPORT
OTHER MATTERS
APPENDIX A

ELECTRONICS FOR IMAGING, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electronics for Imaging, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Wednesday, May 28, 2003 at 9:00 a.m., Pacific Daylight Time (“the Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 2003.

      At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2003; (3) to approve an amendment to the Company’s 1999 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 950,000 shares; and (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, will be voted.

Voting Rights and Outstanding Shares

      Only stockholders of record at the close of business on April 7, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 31, 2003, the Company had outstanding and entitled to vote 54,834,853 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

      In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

Solicitation

      The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse such nominees for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, email and personal solicitation by directors, officers and regular employees of the Company or, at the Company’s request, Georgeson Shareholder. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but Georgeson Shareholder will be paid its customary fee, estimated to be approximately $7,500, if it renders solicitation services.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals To Be Presented at Next Annual Meeting

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in the year 2004, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 15, 2003. The Rules of the Securities Exchange Commission also establish a deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2004 Annual Meeting is February 28, 2004. If a Stockholder gives notice of such proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board of Directors may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2004 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      There are seven nominees for the seven board positions presently authorized by the Company’s bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for seven nominees named below. Proxies cannot be voted for more Directors than the seven nominees named. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. Each person nominated for election has agreed to serve, and the Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

      The names of the nominees, each of whom is currently a director of the Company elected by the stockholders or appointed by the Board, and certain information about them are set forth below:

Name of Nominee and Principle Occupation	Age	Director Since

Gill Cogan	50	1992
Founding Partner, Lightspeed Venture Partners (a venture capital firm)
Jean-Louis Gassée	59	1990
Entrepreneur in Residence, Allegis Capital (a venture investments firm)
Guy Gecht	38	2000
Chief Executive Officer of the Company
James S. Greene	49	2000
Senior Vice President, Cap Gemini Ernst & Young (a consulting firm)
Dan Maydan	67	1996
President, Applied Materials Inc. (a semiconductor manufacturing equipment company)

Name of Nominee and Principle Occupation	Age	Director Since

Fred Rosenzweig	47	2000
President and Chief Operating Officer of the Company
Thomas I. Unterberg	72	1990
Chairman, C.E. Unterberg Towbin (an investment banking firm)

      Mr. Cogan is a founding Partner of Lightspeed Venture Partners established in 2000. Previously, he was Managing General Partner of Weiss, Peck & Greer Venture Partners, L.P. from 1991 until 2000. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of several privately held companies. Mr. Cogan holds an MBA from the University of California at Los Angeles.

      Mr. Gassée is currently an Entrepreneur in Residence at Allegis Capital, a venture investments firm. From May 1979 to October 2002, Mr. Gassée served as a director and, in addition, from January 2002 as Chief Executive Officer of Computer Access Technology Corp., a communication protocol expert company. From 1990 to January 2002, Mr. Gassée was the Chief Executive Officer of Be Inc., a personal computer technology company. Mr. Gassée served as the President of Apple Products, a division of Apple Computer, Inc. (“Apple”), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassée served as Senior Vice President of research and development of Apple, and from June 1985 to June 1987, he served as Vice President of product development. He was also the founding General Manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassée was President and General Manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassée has held several management positions with Data General Corporation, including General Manager for France, Area Manager for Latin countries and Marketing Manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including Sales Manager of Europe. Mr. Gassée is a director of Logitech.

      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

      Mr. Greene has been a Senior Vice President with Cap Gemini Ernst & Young since September 2001 where he serves clients in the global financial services industries. Prior to that he was Chief Executive Officer and President of Abilizer Solutions Inc., a global player in the Enterprise Information Portal software business. Prior to Abilizer, Mr. Greene was a Senior Partner with Accenture. Mr. Greene joined Accenture in 1979 and left in 2000 as the Managing Partner of their Western Region. Mr. Greene received his B.A. in Economics from the University of California at Davis in 1976 and his M.B.A. from Santa Clara University in 1979.

      Dr. Maydan has been President of Applied Materials Inc., a semiconductor manufacturing equipment company, since January 1994 and a member of that company’s Board of Directors since June 1992. From March 1990 to January 1994, Dr. Maydan served as Applied Materials’ Executive Vice President, with responsibility for all product lines and new product development. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years managing new technology development at Bell Laboratories during which time he pioneered laser recording of data on thin-metal films and made significant advances in photolithography and vapor deposition technology for semiconductor manufacturing. In 1998, Dr. Maydan was elected to the National Academy of Engineering. He serves on the Board of Directors of Drexler Technology and Komatsu Electronics Advisory Board. In addition, he serves on the Board of Directors of the San Jose Symphony. Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, the Israel Institute of Technology, and his Ph.D. in Physics from Edinburgh University in Scotland.

      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. Since July 1999 he served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

      Mr. Unterberg is the co-founder and has served as a Chairman of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a Managing Director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was Chairman of the Board, Chief Executive Officer and Senior Managing Director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of AES Corporation, Systems & Computer Technology Corporation, Storage Engine Inc., ServiceWare Inc. and Professional Staff. Mr. Unterberg is a graduate of Princeton University and received an M.B.A. from the Wharton School, University of Pennsylvania.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

The Company’s Board of Directors recommends a vote “FOR” all seven nominees listed above.

COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of Board of Directors and Committees

      The Board of Directors of the Company held a total of four (4) meetings during 2002. The Board has established the following Committees to assist the Board in discharging its duties: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Governance Committee, (iv) a Non-Officer Stock Option Committee, and (v) an Employee Stock Purchase Plan Committee. Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are attached as Appendix A, B, and C, respectively, to this proxy statement. In addition, our Board of Directors Guidelines are attached as Appendix D to this proxy statement which outline the role, responsibilities and qualifications of our Board members. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 2002.

      The Audit Committee consists of Directors Cogan, Greene, and Maydan. The Audit Committee conducted four meetings during 2002. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In addition, the Board has determined that at least one member of the Audit Committee meets the National Association of Securities Dealers standard of having accounting or related financial management expertise.

      The Audit Committee oversees the Company’s Ethics Program, which presently includes the Company’s Code of Business Conduct and Ethics, the Company’s Code of Ethics for Financial Executives, an Internal Audit Committee responsible for receiving and investigating complaints, a 24-hour global toll-free hotline and an internal website whereby employees can anonymously submit complaints via email. The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the

Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Business Conduct and Ethics; the Company’s financial executives are also responsible for adhering to the Company’s Code of Ethics for Financial Executives. The Company has also established an Internal Disclosure Committee to assist the officers of the Company in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.

      The Compensation Committee consists of Directors Gassée and Unterberg and, with the exception of one live meeting, undertook its actions by unanimous written consent during 2002. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s Stock Plans.

      The Nominating and Governance Committee consists of Directors Maydan, Greene and Gassée. The Board established the Nominating and Governance Committee in March 2003 and it has not yet conducted any meetings. The Nominating and Governance Committee develops and recommends governance principles and recommends director nominees.

      The Non-Officer Stock Option Committee consists of Director Gecht. The Non-Officer Stock Option Committee undertook its actions by written consent during 2002. The Non-Officer Stock Option Committee has the authority to grant stock awards to eligible persons who are not subject to Section 16 of the Exchange Act of 1934.

      The Employee Stock Purchase Plan Committee consists of Directors Gecht and Rosenzweig. The Employee Stock Purchase Plan Committee undertook its actions by unanimous written consent during 2002. The Employee Stock Purchase Plan Committee is responsible for the administration of the Employee Stock Purchase Plan.

      In 2002, outside members of the Board of Directors were entitled to receive cash compensation in the amount of $15,000 per year plus $1,000 per Board of Directors meeting or $500 per Board of Directors meeting attended by telephone and $1,000 per Committee meeting attended, in addition to reimbursement of reasonable expenses incurred in attending meetings. In 2001 each outside member of the Board of Directors submitted 25,000 options for cancellation and reissuance pursuant to the Company’s 2001 Option Exchange Program. During 2002, each of the outside members of the Board of Directors received 16,668 reissued options which retain the vesting schedule of the submitted options and carry an exercise price of $17.50. At the time of cancellation, the original options were exercisable beginning on November 1, 2000, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on November 1, 2003. All options expire at the end of ten years.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      During the fiscal year ended December 31, 2002, PricewaterhouseCoopers, LLP provided various audit, audit related and non-audit services to the Company as follows:

a. Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s fiscal year 2002 annual financial statements and review of financial statements in the Company’s Form 10-Q Reports: approximately $318,000;

b. Financial Information Systems Design and Implementation Fees: $0;

c. All Other Fees: approximately $257,000.

      The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence.

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1992.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

The Company’s Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

PROPOSAL THREE

AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN

Description of the Plans

      The Company has previously adopted three stock plans, the 1989 Stock Plan (the “1989 Plan”), the 1990 Stock Plan (the “1990 Plan”) and the 1999 Equity Incentive Plan (the “1999 Plan”); the Company assumed the MGI 1985 Nonqualified Stock Option Plan on August 31, 1999 (the “MGI Plan”) and the Splash Technology Holdings, Inc. 1996 Stock Option Plan on October 23, 2000 (the “Splash Plan” and, together with the 1999 Plan, 1989 Plan, the 1990 Plan and the MGI Plan, the “Stock Plans”). The Stock Plans are administered by the Board of Directors or a committee appointed by the Board. The Stock Plans provide for grants to employees, consultants and directors of the Company or any parent or subsidiary (as defined in the Stock Plans) of the Company.

      The 1989 Plan was terminated on May 6, 1999 upon approval by stockholders of the 1999 Plan. No options or stock purchase rights have been issued under the 1989 Plan since November 30, 1992. Any shares (plus any shares that might in the future be returned to the 1989 Plan as a result of cancellations or expiration of awards) that remained available for future grants under the 1989 Plan have been cancelled.

      The 1990 Plan by its terms expired in June 2000. All options available under the 1990 plan have been issued. Any shares (plus any shares that might in the future be returned to the 1990 Plan as a result of cancellations or expiration of awards) that remained available for future grants under the 1990 Plan have been cancelled.

      The MGI Plan by its term expired in December 2000. Any shares (plus any shares that might in the future be returned to the MGI Plan as a result of cancellations or expiration of awards) that remained available for future grants under the MGI Plan have been cancelled.

      The Splash Plan was amended on April 4, 2003 to eliminate the Company’s ability to issue restricted stock and stock bonus awards and to require stockholder approval for any repricings, including “six months and one day” programs.

      The 1999 Plan was amended on April 4, 2003 to reduce the aggregate number of shares subject to awards granted in the form of stock bonuses and restricted stock from 10% of the aggregate shares reserved for issuance under the 1999 Plan to 2.5%. The 1999 Plan was also amended on April 4, 2003, to require the Board to submit any repricings, including “six months and one day” programs, for stockholder approval.

      The following table sets forth information regarding the Stock Plans as of March 31, 2003.

			Forfeited/		Weighted Average
Plan	Granted	Exercised	Cancelled	Outstanding	Exercise Price	Available

1989 Plan	13,241,088	7,259,720	5,981,368	—	N/A	—
1990 Plan	17,799,350	7,806,355	6,512,356	3,480,639	$32.03	—
1999 Plan	12,221,196	481,260	4,361,699	7,378,237	$16.77	1,740,503
MGI Plan	82,770	43,920	30,264	8,586	$19.31	—
Splash Plan	1,055,507	370,624	491,780	193,103	$13.31	457,056
Total	44,399,911	15,961,879	17,377,467	11,060,565	$21.52	2,197,559

      Excluding the proposal currently before the shareholders, 9,600,000 shares of Common Stock had been reserved for issuance under the 1999 Plan.

Proposed Amendment

      On April 4, 2003 the Board of Directors approved an amendment to the 1999 Plan to increase the number of shares reserved for issuance thereunder by an additional 950,000 shares. As a result of this amendment, the Board of Directors has reserved an aggregate of 10,550,000 shares of Common Stock under the 1999 Plan. Under the 1999 Plan and the Splash plan 2,690,503 shares and 457,056 shares, respectively, would be available for issuance. This amendment is subject to stockholder approval.

      The Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Board of Directors believes that long-term stock ownership by all employees, including executive officers, is an important factor in achieving above-average growth in share value and in retaining valued employees. Since the value of a stock option bears a direct relationship to the Company’s stock price, the Board further believes that stock options motivate employees to manage the Company in a manner which will benefit all stockholders.

      A combination of events is straining our allocation of approved shares. We have grown from 895 employees at the end of 2000 to a current level of approximately 1022 employees as a result of both internal growth and our recent acquisitions. We are continuously looking for opportunities to grow our business and continue our success in the marketplace, however, our ability to continue to grow is affected by our ability to recruit and retain qualified employees. In order to recruit and retain qualified employees, we need to provide meaningful equity opportunities. Currently, the weighted average exercise price for all options is $21.52. As a result, many of our employees currently hold stock options that are considered under-water. Stockholders are requested to approve the amendment to the 1999 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 950,000 shares to enable us to provide our employees with meaningful equity opportunities while increasing shareholder value at the same time. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1999 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Company’s Board of Directors unanimously recommends a vote “FOR” the amendment to the

1999 Plan.

      The essential features of the 1999 Plan are outlined below.

General

      The 1999 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the 1999 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 1999 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

      The Board adopted the 1999 Plan, and amended the 1999 Plan to provide for additional grants thereunder, to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1999 Plan.

Administration

      The Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board has the power to construe and interpret the 1999 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price of each option, the type of consideration and other terms of the option or award.

      The Board has the power to delegate administration of the 1999 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the 1999 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 1999 Plan to the Compensation Committee. Also in accordance with the foregoing provisions, on June 1, 1999, the Board of Directors approved the delegation of administrative authority under the 1999 Plan to a committee to consist of one director (the “Non-Officer Stock Option Committee”), with the power and authority to grant stock awards to eligible persons under the respective plans who are not subject to Section 16 of the Exchange Act of 1934.

Eligibility

      Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 1999 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 1999 Plan.

      No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1999 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

      No employee may be granted options and/or stock appreciation rights under the 1999 Plan exercisable for more than (i) 2,000,000 shares of Common Stock during any fiscal year if such shares are granted in connection with an employee’s initial employment with the Company or (ii) 1,000,000 shares of Common Stock during any fiscal year if such shares are granted for reasons other than an employee’s initial employment with the Company (collectively, the “Section 162(m) Limitations”).

Stock Subject to the 1999 Plan

      Subject to this Proposal, an aggregate of 10,550,000 shares of Common Stock is reserved for issuance under the 1999 Plan. The 1999 Plan provides that the aggregate number of shares of Common Stock subject to awards granted in the form of stock bonuses and restricted stock may not exceed 2.5% of the aggregate shares reserved for issuance under the 1999 Plan. If awards granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the 1999 Plan. If the Company reacquires unvested stock issued under the 1999 Plan, the reacquired stock will not again become available for reissuance under the 1999 Plan.

Terms of Options

      The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of March 31, 2003 the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $17.69 per share.

      The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the 1999 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, “service”) and regardless of any change in the capacity of such service. Shares covered by different options granted under the 1999 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by (i) a cash payment upon exercise, (ii) authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, (iii) delivering already-owned Common Stock of the Company, or (iv) combination of these means.

      Term. The maximum term of options under the 1999 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1999 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

      The option term may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.

Terms of Stock Bonuses and Purchases of Restricted Stock

      Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 50% of the fair market value of the Company’s Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment. See “Stock Subject to the 1999 Plan” regarding the limitation on the aggregate number of shares eligible to be granted as restricted stock awards and bonuses.

      The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan must be paid either in cash at the time the award is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the 1999 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan.

      Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

      The 1999 Plan authorizes three types of stock appreciation rights.

      Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall generally be made in cash.

      Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall generally be made in cash.

      Independent Stock Appreciation Rights. Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in “share equivalents.” A share equivalent for these purposes is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

      The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. A participant may designate a beneficiary who may exercise the option following the participant’s death. During the lifetime of the participant, however, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 1999 Plan and outstanding awards. In that event, the 1999 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1999 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

      The 1999 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization (“change in control”), any surviving corporation will be required to either assume or continue awards outstanding under the 1999 Plan or substitute similar awards for those outstanding under the 1999 Plan. If any surviving corporation declines to assume or continue awards outstanding under the 1999 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which their options may be exercised will be accelerated and, for all awards, any repurchase rights or acquisition rights shall lapse. In such event, an outstanding option will terminate if the optionholder does not exercise it before the deadline established by the Board at or following the occurrence of the change in control. The acceleration of vesting or lapse of restrictions on an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1999 Plan will terminate on March 28, 2009.

      The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1999 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) change the 1999 Plan in any other way if such change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any Nasdaq National Market or other applicable securities exchange listing requirements. The Board may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. The Board must submit any repricings, including “six months and one day” programs, for stockholder approval.

Federal Income Tax Information

      Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 38.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Incentive Stock Options. Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

      If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1999 Plan generally have the following federal income tax consequences:

      There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

      Compensation attributable to restricted stock purchases will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the number of shares subject to the award is within the per-employee limitation described above, and (iii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses and restricted stock purchases with a purchase price below fair market value qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

SECURITY OWNERSHIP

      Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 31, 2003 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Common Stock

Name of Beneficial Owner(1)	No. of Shares	Percent Owned

Fidelity Management & Research	6,158,902	11.2%
82 Devonshire Street
Boston, Massachusetts 02109
Neuberger Berman, LLC	4,958,702	9.0
605 Third Avenue
New York, New York 10158
Smith Barney Asset Management	3,617,717	6.6
388 Greenwich Street
New York, New York 10013
Fred Rosenzweig(5)	406,999	*
Guy Gecht(4)	365,603	*
Thomas Unterberg(8)	165,834	*
Joseph Cutts(2)	128,043	*
Gill Cogan(9)	70,584	*
Dan Maydan(6)	62,344	*
Jean-Louis Gassée(7)	60,584	*
James S. Greene(3)	27,584	*
All executive officers and directors as a group (8 persons)(10)	1,287,575	2.3%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 54,834,853 shares outstanding on March 31, 2003 adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)	Includes 123,600 shares of Common Stock issuable upon exercise of options granted to Mr. Cutts under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(3)	Includes 27,584 shares of Common Stock issuable upon exercise of options granted to Mr. Greene under the 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(4)	Includes 356,063 shares of Common Stock issuable upon the exercise of options granted to Mr. Gecht under the 1990 and/or 1999 Stock Plans which are exercisable within 60 days of March 31, 2003.

(5)	Includes 396,999 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(6)	Includes 60,784 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(7)	Includes of 60,584 shares of Common Stock issuable upon exercise of options granted to Mr. Gassée under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(8)	Includes 63,834 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(9)	Includes 60,584 shares of Common Stock issuable upon exercise of options granted to Mr. Cogan under the 1990 and/or 1999 Stock Plan which are exercisable within 60 days of March 31, 2003.

(10)	Includes an aggregate of 1,150,032 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1990 and 1999 Stock Plans which are exercisable within 60 days of March 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2002 to December 31, 2002, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

      The following table lists certain information regarding executive officers as of April 1, 2003.

Name	Age	Position

Guy Gecht	38	Chief Executive Officer
Fred Rosenzweig	47	President and Chief Operating Officer
Joseph Cutts	39	Chief Financial Officer and Corporate Secretary

      Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was appointed Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

      Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. Since July 1999 he served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

      Mr. Cutts was appointed Chief Financial Officer and Corporate Secretary of the Company in April 2000. From January 1999 until April 2000, Mr. Cutts served as the Company’s Vice President of Finance. From March 1997 to January 1999, Mr. Cutts served as Director of Finance of the Company. Mr. Cutts served as the Director of Finance for the Nestlé Beverage Company from June 1994 until he joined the Company in March 1997. Mr. Cutts holds a B.S. from The Pennsylvania State University and an M.M. from Northwestern University.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The SEC requires the following table to set forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000 to all individuals serving as the Company’s Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive Officer (the “Named Officers”) whose salary and bonus for the 2002 fiscal year was in excess of $100,000. The company has only three executive officers, all of whom are included in the table below.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards
							All Other
		Salary		Bonus		Number of	Compensation
Name and Principal Position	Year	($)(1)		($)(1)		Options	($)

Guy Gecht(7)	2002	436,000	(2)	471,388	(3)	145,000	8,800	(6)
Chief Executive Officer	2001	476,667		395,271	(4)	175,000	8,000	(6)
	2000	410,000		252,304	(5)	135,000	10,400	(6)
Fred Rosenzweig(7)	2002	417,833	(2)	410,186	(3)	100,000	8,800	(6)
President and Chief Operating Officer	2001	458,333		344,119	(4)	150,000	8,000	(6)
	2000	410,000		252,304	(5)	125,000	8,000	(6)
Joseph Cutts(7)	2002	272,500	(2)	186,198	(3)	50,000	8,800	(6)
Chief Financial Officer and	2001	298,333		147,399	(4)	75,000	8,000	(6)
Corporate Secretary	2000	241,410		72,614	(5)	45,000	6,500	(6)

(1)	Amounts shown include cash and non-cash compensation earned and received by each Named Officer as well as amounts earned but deferred at the election of those Named Officers.

(2)	Effective beginning July 15, 2002 through the end of 2002, Messrs. Gecht, Rosenzweig and Cutts voluntarily relinquished 20% of their monthly salary. A portion of the relinquished salary was subject to repayment in the form of a bonus in 2003 based upon the achievement of Company financial objectives established in June 2002 for the second half of 2002.

(3)	Represents bonuses accrued in 2002 under the Executive Bonus Plan and paid in February 2003, including amounts relating to the 2002 relinquished salary which was tied to the achievement of Company financial objectives for the second half of 2002.

(4)	Represents bonuses accrued in 2001 under the Executive Bonus Plan and paid in March 2002.

(5)	Represents bonuses accrued in 2000 under the Executive Bonus Plan and paid in February 2001.

(6)	Represents the matching contribution which the Company made on behalf of each Named Officer to the Company’s 401(k) Plan and automobile allowance.

(7)	Messrs. Gecht, Rosenzweig and Cutts relinquished their rights to three weeks vacation valued at $27,691, $26,537 and $17,307, respectively during 2001.

Executive Incentive Plans

      The Compensation Committee of the Company’s Board of Directors has adopted a bonus plan for its executive officers. Target bonuses under the Bonus Plan have been established based on a factor of the individual’s annual salary for 2003 and are 100%, 90% and 60% for Messrs. Gecht, Rosenzweig and Cutts, respectively. Under the bonus plan, the target bonus established for all participants is based on the individual’s and the Company’s performances.

Compensation of Directors

      In 2002, outside members of the Board of Directors received cash compensation in the amount of $15,000 per year plus $1,000 per Board of Directors meeting attended in person or $500 per Board of Directors meeting attended by telephone and $1,000 per Committee meeting attended, in addition to reimbursement of reasonable expenses incurred in attending meetings. In 2001 each outside member of the Board of Directors submitted 25,000 options for cancellation and reissuance pursuant to the Company’s 2001 Option Exchange Program, as detailed in the table below. During 2002, each of the outside members of the Board of Directors received 16,668 reissued options which retain the vesting schedule of the submitted options and carry an exercise price of $17.50. At the time of cancellation, the original options were exercisable beginning on November 1, 2000, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on November 1, 2003. All options expire at the end of ten years. See “Committees of the Board of Directors — Meetings of Board of Directors and Committees.”

STOCK OPTION GRANTS AND EXERCISES

      The following table sets forth information regarding stock option grants made during the fiscal year ended December 31, 2002 to each of the Named Officers.

Option Grants in Fiscal Year Ended December 31, 2002

	Individual Grants(1)

			Percent of			Potential Realizable Value
	Number		Total			at Assumed Annual Rates
	Of Shares		Options	Exercise		of Stock Price Appreciation
	Underlying		Granted to	Price		Option Term(6)
	Options		Employees	Per	Expiration
	Granted		in 2002(4)	Share	Date(5)	5%	10%

Guy Gecht	90,000	(2)	2.93%	$17.50	4/25/12	$990,509	$2,510,144
	55,000	(3)	1.78%	$17.50	4/25/12	$605,311	$1,533,977
Fred Rosenzweig	83,333	(2)	2.71%	$17.50	4/25/12	$917,134	$2,324,198
	16,667	(3)	0.54%	$17.50	4/25/12	$183,431	$464,851
Joseph Cutts	30,000	(2)	0.98%	$17.50	4/25/12	$330,170	$836,715
	20,000	(3)	0.65%	$17.50	4/25/12	$220,113	$557,810

(1)	With respect to each of the Named Officers, upon a change of control of the Company, the exercisability of these options will automatically be accelerated.

(2)	Mr. Gecht, Mr. Rosenzweig and Mr. Cutts submitted options (135,000, 125,000 and 45,000, respectively) for cancellation and reissuance pursuant to the Company’s 2001 Option Exchange Program. The reissued options (90,000, 83,333 and 30,000, respectively) retain the vesting schedule of the submitted options. At the time of cancellation, the original options were exercisable beginning on November 1, 2000, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on November 1, 2003. See 10-Year Option Repricing table below.

(3)	Options granted on April 25, 2002 are exercisable beginning on April 25, 2003, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on October 25, 2005. Each grant was made at an exercise price equal to the fair market value on the date of the grant.

(4)	Based on a total of 3,073,141 shares subject to options granted to employees under the company’s option plans.

(5)	The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(6)	The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate of projection of its future Common Stock price. Should the stock price go down, these options could expire worthless.

10-YEAR OPTION REPRICINGS

		Number of
		Securities
		Underlying	Market Price	Exercise		Length of Original
		Options/SAR’s	of Stock at	Price at	New	Option Term
		Repriced or	Time of	Time of	Exercise	Remaining at Date
Name	Date	Amended	Cancellation	Cancellation	Price	of Cancellation

Guy Gecht	2/2/00	135,000	$17.99	$45.188	17.50	99 Months
Fred Rosenzweig	2/2/00	125,000	$17.99	$45.188	17.50	99 Months
Joseph Cutts	2/2/00	45,000	$17.99	$45.188	17.50	99 Months

      The following table sets forth information regarding exercises of stock options during the fiscal year ended December 31, 2002 by each of the Named Officers.

Aggregated Option Exercises as of December 31, 2002 and Year End Option Values

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options
	Acquired		Options at 12/31/02		at 12/31/02(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Guy Gecht	—	—	295,938	172,500	$269,095	$223,606
Fred Rosenzweig	—	—	351,235	120,765	$315,383	$178,885
Joseph Cutts	—	—	101,100	67,750	$108,916	$95,831

(1)	This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2)	This amount represents the market value of the underlying securities relating to “in-the-money” options at December 31, 2002 minus the exercise price of such options.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

      The following table sets forth information as of December 31, 2002 concerning securities that are authorized under equity compensation plans.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued Upon	Weighted-average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))

Equity compensation plans approved by security holders	11,120,128	$21.4948	2,263,181
Equity compensation plans not approved by security holders	—	—	—

      This table does not include options outstanding, representing 8,586 shares with an average exercise price of $19.81 that were assumed in connection with business combinations where additional grants cannot be made.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Mr. Gecht and Mr. Rosenzweig in March 2000, and Mr. Cutts in April 2000. These employment agreements have expired, however, the Company plans to enter into new agreements with each of the named executives. The employment agreements will provide that each executive’s employment shall continue to be “at will.” The employment agreements shall state an annual base salary, subject to any increases annually as the Company’s Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts as the Company’s Board authorizes. The employment agreements will contain certain provisions that take effect upon a change in control of the Company, voluntary resignation, termination for cause and termination for other reasons.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

      The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

      The Compensation Committee (the “Committee”) of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

Compensation Philosophy and Objectives

      The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets and individual contribution. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies (the “Peer Companies”) and other selected companies with which the Company competes for executive talent.

•	Provide annual variable incentive awards that take into account the Company’s overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

      The three major components of the Company’s executive officer compensation are (i) base salary, (ii) commissions and bonuses, and (iii) stock options.

      The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies which have been identified as the Peer Companies.

      The positions of the Company’s CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared.

      Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

      Commissions and Bonuses. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive’s contribution. The incentive plan sets a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of an escalating percentage of the officer’s base salary for the year.

      Stock Options. The Company’s Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.

      The Stock Plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company’s industry. The exercise price per share of the stock options is equal to the closing price of a share of the Company’s Common Stock on the day prior to the date the options are granted.

      CEO Salary. The annual base salary for Mr. Gecht was established by the Compensation Committee on January 28, 2003, for the period January 1, 2003 to December 31, 2003. The Compensation Committee set Mr. Gecht’s base salary for 2003 at $480,000, unchanged from the 2001 and 2002 levels. The Compensation Committee’s decision was based on both Mr. Gecht’s personal performance of his duties and the salary levels paid to chief executive officers of the Peer Companies. Mr. Gecht’s 2002 fiscal year incentive compensation was based on the actual financial performance of the Company in achieving designated corporate objectives. Mr. Gecht’s incentive compensation was based on the incentive plan used for all executive officers and provided no dollar guarantees. The option grant made to Mr. Gecht during the 2002 fiscal year was awarded within substantially the same timeframe the Compensation Committee granted stock options to other employees under the Company’s broad-based stock option program. The option grant made to Mr. Gecht was based upon his performance and leadership with the Company and placed a significant portion of his total compensation at risk, since the value of the option grant depends upon the appreciation of the Company’s Common Stock over the option term.

      The Compensation Committee believes that the Company’s success is dependent in part upon the efforts of its chief executive officer, and as a result, the Company plans to renew Mr. Gecht’s employment agreement (see “Employment Agreements”).

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation of over $1 million paid to any one of the corporation’s chief executive officer and four other most highly compensated executive officers for any single fiscal year. Qualifying performance-based compensation is not subject to such limitation if certain requirements are met. Because the Company’s Stock Plans may not satisfy the requirements of Section 162(m) with respect to the options granted thereunder, the Compensation Committee may take action in the future to comply with these requirements. Given the current levels of cash compensation paid to the Company’s executive officers, the Compensation Committee is not expected to take any action with respect to the cash elements of the Company’s executive compensation program at this time, but will evaluate possible action, to the extent consistent with other objectives of the Company’s compensation program, if the cash compensation of any executive officer approaches the $1 million level in the future.

Submitted by:

JEAN-LOUIS GASSÉE
Member of the Compensation Committee

THOMAS I. UNTERBERG
Member of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Jean-Louis Gassée has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 2002. Thomas I. Unterberg has served on the Compensation Committee of the Board of Directors from his appointment in February 1995 through December 31, 2002. No member of this Committee was at any time during the 2002 fiscal year or at any other time an officer or employee of the Company.

      No executive officer of the Company served on the board of directors or compensation committee of any entity that includes one or more members of the Board of Directors of the Company.

RELATED TRANSACTIONS

      The Company plans to enter into employment agreements with certain of its executive officers. See “Employment Agreements.”

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND
NASDAQ COMPUTERS AND MANUFACTURERS INDEX

      The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

      The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company’s Common Stock as compared with the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company’s relative stock price for the five-year period ending on December 31, 2002. All values assume reinvestment of dividends and are calculated at December 31 of each year.

PERFORMANCE GRAPH

		Nasdaq Computer
	EFI	Manufacturer Stocks	Nasdaq US

1997	100.00	100.00	100.00
1998	240.60	217.50	141.02
1999	349.62	461.27	262.07
2000	83.84	259.89	157.68
2001	134.20	179.39	125.08
2002	97.80	119.10	86.43

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

      The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, included in the Company’s Annual Report on Form 10-K for that year.

      The audit committee has reviewed and discussed these audited financial statements with management of the Company.

      The audit committee has discussed with the Company’s independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors:

GILL COGAN
Member of the Audit Committee

DAN MAYDAN
Member of the Audit Committee

JAMES S. GREENE
Member of the Audit Committee

OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ JOSEPH CUTTS
_______________________________________ Joseph Cutts
Secretary

Dated: April 17, 2003

      The company files annual reports, quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 (Exchange Act). The public may read and copy any materials that the company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the company, that file electronically with the SEC. The public can obtain any documents that the company files with the SEC at http://www.sec.gov.

      The corporation also makes available free of charge through its Internet website (http://www.efi.com) the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after the company electronically files such material with, or furnishes it to, the SEC.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

ELECTRONICS FOR IMAGING, INC.

PURPOSE:

      The purpose of the Audit Committee of the Board of Directors of Electronics for Imaging, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

CHARTER FOR THE

COMPENSATION COMMITTEE

OF

ELECTRONICS FOR IMAGING, INC.

PURPOSE:

      The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Electronics for Imaging, Inc. (the “Company”) shall be to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers. The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

      The Compensation Committee will be appointed by and will serve at the discretion of the Board. The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee shall meet the (i) independence requirements of the listing standards of the NASDAQ, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The members of the Compensation Committee will be appointed by the Board and if there is a Nominating Committee, on the recommendation of the Nominating Committee. Compensation Committee members will serve at the discretion of the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•	The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

•	The Compensation Committee may make recommendations to the board with respect to incentive compensation plans.

•	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

•	The Compensation Committee shall make regular reports to the Board.

•	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Compensation Committee shall annually review its own performance.

•	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

B-1

APPENDIX C

CHARTER FOR THE

NOMINATING AND GOVERNANCE COMMITTEE

OF

ELECTRONICS FOR IMAGING, INC.

PURPOSE:

      The purpose of the Nominating and Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the board by identifying prospective director nominees and to recommend to the board the director nominees for the next annual meeting of shareholders; (2) develop and recommend to the board the governance principles applicable to the Company; (3) oversee the evaluation of the board and management; and (4) recommend to the board director nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

•	The Nominating and Governance Committee shall be comprised of no fewer than three (3) members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of the NASDAQ.

•	The members of the Nominating and Governance Committee shall be appointed and replaced by the board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•	Evaluate the current composition, organization and governance of the board and its committees, determine future requirements and make recommendations to the board for approval.

•	Determine on an annual basis desired board qualifications, expertise and characteristics and conduct searches for potential board members with corresponding attributes. Evaluate and propose nominees for election to the board. In performing these tasks the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Oversee the board performance evaluation process.

•	Form and delegate authority to subcommittees when appropriate.

•	Evaluate and make recommendations to the board concerning the appointment of directors to board committees, the selection of board committee chairs, and proposal of the board slate for election. Consider shareholder nominees for election to the board.

•	Evaluate and recommend termination of membership of individual directors in accordance with the board’s governance principles, for cause or for other appropriate reasons.

•	Conduct an annual review on succession planning, report its findings and recommendations to the board, and work with the board in evaluating potential successors to executive management positions.

•	Review and re-examine this Charter annually and make recommendations to the board for any proposed changes.

•	Annually review and evaluate its own performance.

•	In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

C-1

APPENDIX D

BOARD OF DIRECTOR GUIDELINES

OF

ELECTRONICS FOR IMAGING, INC.

OVERVIEW — THE ROLE OF THE BOARD OF DIRECTORS:

      It is the paramount duty of the Board of Directors to oversee the CEO and other senior management in the competent and ethical operation of the corporation on a day-to-day basis. To satisfy this duty the directors will take a proactive, focused approach to their position, and set standards to ensure that the corporation is committed to business success through maintenance of the highest standards of responsibility and ethics.

      Directors bring to the corporation a wide range of experience, knowledge and judgment, and bring these skills to bear for the corporation. These varied skills mean that good governance depends on far more than a “check the box” approach to standards or procedures. The governance structure in the company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

      Effective directors maintain an attitude of constructive skepticism and careful review. Our directors know that their job requires them to ask probing questions of management and to take the action necessary to get accurate and honest answers. Our directors also rely on the advice, reports and opinions of management, counsel and our expert advisers. In doing so the board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

      Finally our board prides itself on keeping up to date on best governance practices. We, working together with management and our advisers, look to the knowledge and information of others in the governance debate for additional information on how to manage our affairs. We particularly note the recent efforts by the various exchanges as well as the Securities and Exchange Commission and the Business Roundtable to promote better governance. We intend to continually monitor the way we govern ourselves, including reviewing whether there are alternatives or new ideas which would strengthen our governance structures.

DIRECTOR QUALIFICATIONS:

      The board shall have a majority of directors who meet the criteria for independence established by the NASDAQ. Directors will be nominated by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. The Nominating and Governance Committee is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics required of board members as well as the composition of the board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, skills, age and experience in such areas as operations, technology, finance, marketing, manufacturing and the general needs of the board. The board, together with the Chairman of the Nominating and Governance Committee and the Chairman of the Board, should extend the actual invitation to join the board.

      The board currently has 7 members. The board reviews from time to time the appropriateness of its size. The board would consider expanding its size to accommodate outstanding candidates.

      The board, through the Nominating and Governance Committee, will have the opportunity to review the appropriateness of the continued service of directors who change their position or responsibility that they held when they were elected to the board.

      Each board member must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as director. Directors should advise the Nominating and Governance Committee of any invitations to join the board of any other public company prior to accepting another directorship.

      The board believes that term limits are on balance not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company. As an alternative to term limits the Nominating and Governance Committee will review the appropriateness of each board member’s continued service every three years.

DIRECTOR RESPONSIBILITIES:

      The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should be able to rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors. The directors should have the benefit of directors’ and officers’ insurance, paid by the company, to indemnification to the fullest extent allowed under the Company’s charter and Delaware law, and to exculpation as provided by Delaware law and the Company’s charter.

      Board members are expected to rigorously prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Information and data that is important to the board’s understanding of the business to be conducted at a board or committee meeting should generally be distributed in writing to the directors prior to the meeting, so that board meeting time may be conserved and discussion time focused on questions that the board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

      The Chairman of the Board will establish the agenda for each board meeting and the Secretary will distribute it in advance to the board. At the beginning of each year the Chairman will, to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company’s long-term strategic plans and the big-picture challenges faced by the Company in executing on these plans during at least one board meeting per year.

      The board’s policy is to have a separate meeting time for the outside directors. Such meetings should occur on at least a quarterly basis. The Lead Independent Director will be selected by the outside directors and will assume the responsibility of chairing the regularly scheduled meetings of outside directors and bear such further responsibilities that the outside directors as a whole might designate from time to time. The identity of the Lead Independent Director will be disclosed in the annual proxy statement.

      The board believes that management speaks for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

BOARD COMMITTEES:

      A Nominating and Governance Committee, Audit Committee and Compensation Committee of the board shall exist at all times. All of the members of these committees will meet the criteria for independence established by the Nasdaq Stock Market. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members will be appointed by the board upon recommendation by the Nominating and Governance Committee of the board, in accordance with the charter and principles of that committee. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

      Each committee shall have its own charter. The charter will set forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership, procedures for committee member nomination and removal, committee organization and functioning and how the committee will communicate with the board. The charters will provide that each committee will meet to review its performance at least once a year.

      The Chairman of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determine the frequency and length of committee meetings and develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full board.

      The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

      The board may, from time to time, form new committees as it deems appropriate.

DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES:

      The board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company, and copy the CEO with any written communications, to the extent not inappropriate.

      The board welcomes the attendance of senior officers at each board meeting. The board also encourages management to schedule managers to present at board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the board.

DIRECTOR COMPENSATION:

      The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies, principles and criteria set forth in its charter. It is appropriate for the staff of the Company to report from time to time to the Compensation Committee on the status of board compensation in relation to other comparable U.S. companies. The Compensation Committee will conduct an annual review of director compensation.

CEO EVALUATION:

      The Compensation Committee will conduct an annual review of the CEO’s performance, in accordance with the charter and principles of that committee. The board will review the committee’s report to ensure that the current CEO is providing the best leadership for the Company, from a short, intermediate and long-term perspective.

BOARD EVALUATION:

      The Nominating and Governance Committee will oversee the annual board evaluation process in accordance with the charter and principles of that committee. As part of this process directors will conduct a self-evaluation to review the progress and effectiveness of the board and its committees, and will submit its comments to the Nominating and Governance Committee. The Nominating and Governance Committee will then report back to the board, and the full board will consider and discuss the committee’s report.

MANAGEMENT SUCCESSION:

      The Nominating and Governance Committee should conduct an annual review on succession planning, in accordance with the charter and principles of that committee. The committee should report its recommendation to the board. The entire board, along with the committee, will nominate and evaluate potential successors to the CEO. The CEO should make available his or her recommendation for potential successors, together with the reasons for such recommendation and any suggested strategy or development plans for that person.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION:

      The Company will have an orientation program for new directors, and new directors must participate in the program within two months of the annual meeting at which such directors are elected. The orientation program will include presentations that review the Company’s business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs, and its internal and independent auditor. The Orientation should include an introduction to the Company’s senior management, visits its corporate headquarters and to the extent practicable its significant facilities.

      Incumbent directors are also invited to attend the orientation program.

This Proxy is Solicited on behalf of the Board of Directors of
ELECTRONICS FOR IMAGING, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 28, 2003

     The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2003, and hereby appoints Guy Gecht and Joseph Cutts, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies, to represent the undersigned at the 2003 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Thursday, May 28, 2003 at 9:00 a.m., Pacific Daylight Time; at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ELECTRONICS FOR IMAGING, INC.

MAY 28, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê     Please detach and mail in the envelope provided.      ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:			2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
		NOMINEES:
		o Gill Cogan o Jean-Louis Gassée o Guy Gecht o James S. Greene o Dan Maydan o Fred Rosenzweig o Thomas L. Unterburg
☐	FOR ALL NOMINEES			3.	Proposal to approve an amendment to the Company’s 1999 Equity Incentive Plan to increase the number of shares of Common Stock Authorized for issuance thereunder by 950,000 shares.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instruction below)			4.	In their discretion, upon such other matter or matters that may property come before the meeting or any adjournment thereof.

					THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF DIRECTORS, OR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature:	Date:	Signature:	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name, by authorized person.	■